AMENDMENT AGREEMENT TO PURCHASE AND SALE AGREEMENT

THIS AMENDMENT AGREEMENT is dated as of the 17th day of July, 2008 (the “Effective Date”)

AMONG:

J. WARREN HANSON, doing business as HANSON ENERGY,
a business person, and his wife KATHIE HANSON, both having a mailing address at PO Box 1348, Artesia, NM 88210

(hereinafter called the "Vendor")

OF THE FIRST PART

AND:

DORAL ENERGY CORP. (formerly Language Enterprises
Corp.), a corporation duly formed under the laws of Nevada with its principal office at 111 N. Sepulveda Blvd., Suite 250,
Manhattan Beach, CA 90266

(hereinafter called the "Purchaser")

OF THE SECOND PART

WHEREAS:

A. The Vendor and the Purchaser entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) dated April 25, 2008 pursuant to which the Vendor agreed to sell, and the Purchaser agreed to purchase, the Vendor’s interest in and to certain oil and gas properties and other assets related thereto as further described in the Purchase and Sale Agreement (the “Hanson Energy Assets”).

B. Under the terms and conditions of the Purchase and Sale Agreement, the Vendor and the Purchaser agreed to close the sale of the Hanson Energy Assets on June 13, 2008.

C. The Vendor has agreed to extend the closing date to July 30, 2008 and in consideration of which the Purchaser has agreed to increase the Deposit by the amount of $150,000.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the Vendor and the Purchaser agree as follows:

1.	Definitions. Except as otherwise set out herein, capitalized terms used in this Agreement shall have the same meaning as specified in the Purchase and Sale Agreement.

2.	Extension of Closing Date. Section 1.1 (jj) of the Purchase and Sale Agreement is replaced in its entirety with the following:

“(jj) “Scheduled Closing Date” means July 30, 2008.”

3.

Increase of Deposit. The Purchaser shall pay the amount of $150,000 within five business days of the Effective Date of this Agreement (the “Additional Deposit”). As a result of Purchaser paying the Additional Deposit, the portion of the Cash Price to be paid by the Purchaser to the Vendor upon Closing shall be proportionately reduced.

4.	Section 1.1(q) shall be amended as follows:

“‘Effective Date’ shall be August 1, 2008.”

5.	The extensions to Closing available to the Purchaser under 10.1 are deleted.

6.	Section 2.1(a) shall be amended as follows:

“(a)
right, title and interest of the Vendor in and to, or otherwise derived from, the oil and gas leases, oil and gas mineral leases, subleases and other leaseholds, carried interests, farmout rights, options and other properties and interests described in Schedule A, including any ratifications, extensions or amendments thereto, whether or not described in Schedule A, (the “Leases”), together with all rights, title and interests of the Vendor in and to the lands covered by the Leases or any lands utilized, pooled, communitized or consolidated therewith (the “Lands”), but excluding the overriding royalty interests described in Schedule K in the name of the Vendor in the Eddy County records as of April 25, 2008.”

7.

No Other Modification. The parties confirm that the terms, covenants and conditions of the Purchase and Sale Agreement remain unchanged and in full force and effect, except as modified by this Agreement.

8.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

9.

Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

10.	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

DORAL ENERGY CORP.

/s/ Paul C. Kirkitelos
By Its Authorized Signatory
Paul C. Kirkitelos
CEO, CFO, President, Secretary and Treasurer

SIGNED, SEALED AND DELIVERED
BY J. WARREN HANSON AND KATHIE HANSON
in the presence of:

/s/ Sue C. Pemberton	/s/ J. Warren Hanson
Signature of Witness	J. WARREN HANSON
doing business as “Hanson Energy”

Sue C. Pemberton
Name

207 S. 4th, Artesia, NM 88210
Address

/s/ Sue C. Pemberton	/s/ Kathie Hanson
Signature of Witness	KATHIE HANSON

Sue C. Pemberton
Name

207 S. 4th, Artesia, NM 88210
Address

SCHEDULE “K”
HANSON PREEXISTING OVERRIDING ROYATLY

Attached to Amendment Agreement to Purchase and Sale Agreement between Warren Hanson, d/b/a Hanson Energy and Kathie Hanson, his wife and Doral Energy Corporation dated April 25, 2008.

	LEASE	PROPERTY	AMOUNT ORRI
1	United States Oil and Gas Lease Serial No. LC048491A	Saunders A W ells #2, 7, 8, 9 & 11	.02500
2	United States Oil and Gas Lease Serial No. NM025527A	Berry A W ells # 6, 11, 22, 26, 27, 32Y and 33	.02500
3	United States Oil and Gas Lease Serial No. NM025527B	Berry B W ells #24 and 25	.02500
4	United States Oil and Gas Lease Serial No. C048491b	Saunders B W ell #3	.02500 (gas) .01500 (oil)